Exhibit 23.2

中正達會計師事務所 Centurion ZD CPA & Co. Certified Public Accountants (Practising)

Unit 1304, 13/F, Two Harbourfront, 22 Tak Fung Street, Hunghom, Hong Kong.
香港 紅磡 德豐街22號 海濱廣場二期 13樓1304室
Tel 電話: (852) 2126 2388 Fax 傳真: (852) 2122 9078
Email 電郵: info@czdcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements of ZW Data Action Technologies Inc. (“the Company”) on Form S-8 (File No. 333-178269) filed with the Securities and Exchange Commission (“SEC”) on December 1, 2011, Form S-8 (File No. 333-206979) filed with the SEC on September 16, 2015, Form S-8 (File No. 333-252776) filed with the SEC on February 5, 2021, Form S-3 (File No. 333-228061), as amended, initially filed with the SEC on October 30, 2018, Form S-3 (File No. 333-254339), as amended, initially filed with the SEC on March 16, 2021, Form S-3 (File No. 276448) filed with the SEC on January 10, 2024, Form S-8 (File No. 276655) filed with the SEC on January 23, 2024, of our report dated April 17, 2023, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2022 and for the year then ended, which report is included in this Annual Report on Form 10-K of the Company for the year ended December 31, 2023.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong, China

June 28, 2024

PCAOB Firm ID: 2769